Exhibit 3.2

Amendment No. 2
to
the Fifth Amended and Restated Limited Partnership Agreement
of
Managed Futures Premier Warrington L.P.
dated as of
January 30, 2012 (the “Agreement”)

WHEREAS, on February 23, 2015, Limited Partners of Managed Futures Premier Warrington L.P. (the “Partnership”) owning more than 50% of each class of units of limited partnership interest (the “Units”) outstanding, voted by proxy statement to: (i) waive the meeting of the Partnership, which would have been for the purpose of admitting a new general partner, and all related requirements pursuant to Section 18(b) of the Agreement, (ii) elect Warrington GP, LLC to the position of general partner, and (iii) waive the 90-day notice requirement for Ceres Managed Futures LLC’s withdrawal from the Partnership as general partner; and

WHEREAS, effective as of the close of business on March 31, 2015, Warrington GP, LLC will serve as the general partner of the Partnership and Ceres Managed Futures LLC will withdraw as general partner of the Partnership; and

WHEREAS, Warrington SLP, LP will replace Warrington Asset Management, LLC as the special limited partner of the Partnership (the “Special Limited Partner”).

WHEREAS, the Partnership has terminated the agency agreement with Citigroup Global Markets Inc. (“CGM”).

NOW, therefore, the undersigned agree as follows:

1.
Any mention of “Ceres Managed Futures LLC” in the Agreement is replaced with “Warrington GP, LLC” and any reference to the General Partner herein refers to Warrington GP, LLC.  Furthermore, any reference to the Special Limited Partner in the Agreement refers to Warrington SLP, LP.  Any mention of Citigroup Global Markets Inc. or CGM, or the agency agreement between CGM and the Partnership, is removed from the Agreement.

2.	The foregoing amendments shall be effective as of the close of business on March 31, 2015.

IN WITNESS WHEREOF, this Amendment to the Agreement has been executed for and on behalf of the undersigned as of March 20, 2015.

General Partner:

Warrington GP, LLC

By:	/s/ Scott C. Kimple
Scott C. Kimple
Sole Manager

Special Limited Partner:

Warrington SLP, LP

By: Warrington PR LLC, its general partner

By:	/s/ Scott C. Kimple
Scott C. Kimple
Sole Manager

Limited Partners:		AGREED AND ACKNOWLEDGED:

By: Warrington GP, LLC, attorney-in-fact		Withdrawing General Partner:
on behalf of Limited Partners
Ceres Managed Futures LLC

By:	/s/ Scott C. Kimple	By:	/s/ Patrick T. Egan
	Scott C. Kimple		Patrick T. Egan
	Sole Manager		President and Director

Withdrawing Special Limited Partner:

Warrington Asset Management, LLC

		By:	/s/ Scott C. Kimple
Scott C. Kimple
Sole Manager